Exhibit 99.1

5300 Town and Country Blvd., Suite 500
Frisco, Texas 75034
Telephone: (972) 668-8834
Contact: Ron Mills
VP of Finance and Investor Relations
Web Site: www.comstockresources.com

NEWS RELEASE

For Immediate Release

COMSTOCK RESOURCES, INC. REPORTS

FIRST QUARTER 2024 FINANCIAL AND OPERATING RESULTS

FRISCO, TEXAS, May 1, 2024 – Comstock Resources, Inc. ("Comstock" or the "Company") (NYSE: CRK) today reported financial and operating results for the quarter ended March 31, 2024.

Highlights of 2024's First Quarter

•
Continued weak natural gas prices weighed heavily on the first quarter results.
•
Natural gas and oil sales, including realized hedging gains, were $336 million.
•
Operating cash flow was $182 million or $0.65 per diluted share.
•
Adjusted EBITDAX for the quarter was $230 million.
•
Adjusted net loss was $8.5 million for the quarter.
•
Added $100.5 million of liquidity with a private placement equity offering to majority stockholder.
•
Solid results from the Haynesville shale drilling program with 14 (13.5 net) operated wells turned to sales since the Company's last update with an average initial production of 25 MMcf per day.
•
Added 198,000 net acres to Western Haynesville, increasing leasehold in the emerging play to over 450,000 net acres.
•
Latest four Western Haynesville wells were successful with initial production rates between 35 to 38 MMcf per day.

Financial Results for the Three Months Ended March 31, 2024

Comstock's natural gas and oil sales in the first quarter of 2024 totaled $336.0 million (including realized hedging gains of $48.0 million). Operating cash flow (excluding changes in working capital) generated in the first quarter of 2024 was $182.0 million, and net loss available to common stockholders for the first quarter was $14.5 million or $0.05 per share. Net loss in the quarter included a pre-tax $8.7 million unrealized loss on hedging contracts held for risk management. Excluding this item, adjusted net loss for the first quarter of 2024 was $8.5 million, or $0.03 per share.

Comstock's production cost per Mcfe in the first quarter averaged $0.76 per Mcfe, which was comprised of $0.34 for gathering and transportation costs, $0.25 for lease operating costs, $0.13 for production and other taxes and $0.04 for cash general and administrative expenses. Comstock's unhedged operating margin was 63% in the first quarter of 2024 and 68% after hedging.

Drilling Results

Comstock drilled 16 (14.3 net) operated horizontal Haynesville/Bossier shale wells in the first quarter of 2024 which had an average lateral length of 9,845 feet. Comstock turned 18 (16.3 net) operated wells to sales in the first quarter of 2024.

Since its last operational update in February, Comstock has turned 14 (13.5 net) operated Haynesville/Bossier shale wells to sales. These wells had initial daily production rates that averaged 25 MMcf per day. The completed lateral length of these wells averaged 8,031 feet.

Included in the wells turned to sales were four more successful Western Haynesville wells – the Glass RT #1, the Harrison WA #1, the Farley GD #1 and the Ingram Martin #1. The Glass RT #1 well was drilled to a total vertical depth of 18,346 feet and has a 9,292 foot completed lateral. The well's initial production rate was 36 MMcf per day. The Harrison WA #1 well was drilled to a total vertical depth of 19,361 feet and has an 8,866 foot completed lateral. The well's initial production rate was 35 MMcf per day. The Farley GD #1 well was drilled to a total vertical depth of 18,700 feet and has a 9,837 foot completed lateral. The well's initial production rate was 38 MMcf per day. The Ingram Martin #1 well was drilled to a total vertical depth of 17,748 feet and has a 7,764 foot completed lateral. The well's initial production rate was 38 MMcf per day. All of these wells were completed in the Haynesville Shale formation.

Other

Comstock also announced that its bank group reaffirmed the $2.0 billion borrowing base under its $1.5 billion revolving credit facility on April 30, 2024.

Earnings Call Information

Comstock has planned a conference call for 10:00 a.m. Central Time on May 2, 2024, to discuss the first quarter 2024 operational and financial results. Investors wishing to listen should visit the Company's website at www.comstockresources.com for a live webcast. Investors wishing to participate in the conference call telephonically will need to register at https://register.vevent.com/register/BI8bd2e2b2cbc74630942006 e39bfd6cb5. Upon registering to participate in the conference call, participants will receive the dial-in number and a personal PIN number to access the conference call. On the day of the call, please dial in at least 15 minutes in advance to ensure a timely connection to the call. The conference call will also be broadcast live in listen-only mode and can be accessed via the website URL: https://edge.media-server.com/mmc/p/qf4tpuda.

If you are unable to participate in the original conference call, a web replay will be available for twelve months beginning at 1:00 p.m. CT on May 2, 2024. The replay of the conference can be accessed using the webcast link: https://edge.media-server.com/mmc/p/qf4tpuda.

This press release may contain "forward-looking statements" as that term is defined in the Private Securities Litigation Reform Act of 1995. Such statements are based on management's current expectations and are subject to a number of factors and uncertainties which could cause actual results to differ materially from those described herein. Although the Company believes the expectations in such statements to be reasonable, there can be no assurance that such expectations will prove to be correct. Information concerning the assumptions, uncertainties and risks that may affect the actual results can be found in the Company's filings with the Securities and Exchange Commission ("SEC") available on the Company's website or the SEC's website at sec.gov.

Comstock Resources, Inc. is a leading independent natural gas producer with operations focused on the development of the Haynesville shale in North Louisiana and East Texas. The Company's stock is traded on the New York Stock Exchange under the symbol CRK.

COMSTOCK RESOURCES, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

	Three Months Ended March 31,
	2024	2023
Revenues:
Natural gas sales	$287,083	$378,032
Oil sales	876	1,942
Total natural gas and oil sales	287,959	379,974
Gas services	47,813	109,604
Total revenues	335,772	489,578
Operating expenses:
Production and ad valorem taxes	17,908	14,906
Gathering and transportation	47,099	45,574
Lease operating	35,072	34,830
Exploration	—	1,775
Depreciation, depletion and amortization	190,689	133,983
Gas services	48,680	101,295
General and administrative	9,171	12,368
Gain on sale of assets	—	(773)
Total operating expenses	348,619	343,958
Operating income (loss)	(12,847)	145,620
Other income (expenses):
Gain from derivative financial instruments	39,307	66,409
Other income	331	460
Interest expense	(49,557)	(38,270)
Total other income (expenses)	(9,919)	28,599
Income (loss) before income taxes	(22,766)	174,219
(Provision for) benefit from income taxes	8,292	(39,716)
Net income (loss)	(14,474)	134,503
Net loss attributable to noncontrolling interest	(1,847)	—
Net income (loss) available to Comstock	$(16,321)	$134,503

Net income (loss) per share
Basic	$(0.05)	$0.49
Diluted	$(0.05)	$0.49
Weighted average shares outstanding:
Basic	277,962	276,551
Diluted	277,962	276,551
Dividends per share	$—	$0.125

COMSTOCK RESOURCES, INC.

OPERATING RESULTS

(In thousands, except per unit amounts)

	Three Months Ended March 31,
	2024	2023
Natural gas production (MMcf)	139,443	127,067
Oil production (Mbbls)	12	27
Total production (MMcfe)	139,515	127,226

Natural gas sales	$287,083	$378,032
Natural gas hedging settlements (1)	47,995	10,383
Total natural gas including hedging	335,078	388,415
Oil sales	876	1,942
Total natural gas and oil sales including hedging	$335,954	$390,357

Average natural gas price (per Mcf)	$2.06	$2.98
Average natural gas price including hedging (per Mcf)	$2.40	$3.06
Average oil price (per barrel)	$73.00	$71.93
Average price (per Mcfe)	$2.06	$2.99
Average price including hedging (per Mcfe)	$2.41	$3.07

Production and ad valorem taxes	$17,908	$14,906
Gathering and transportation	47,099	45,574
Lease operating	35,072	34,830
Cash general and administrative (2)	5,755	10,321
Total production costs	$105,834	$105,631

Production and ad valorem taxes (per Mcfe)	$0.13	$0.12
Gathering and transportation (per Mcfe)	0.34	0.36
Lease operating (per Mcfe)	0.25	0.27
Cash general and administrative (per Mcfe)	0.04	0.08
Total production costs (per Mcfe)	$0.76	$0.83

Unhedged operating margin	63%	72%
Hedged operating margin	68%	73%

Gas services revenue	$47,813	$109,604
Gas services expenses	48,680	101,295
Gas services margin	$(867)	$8,309

Natural Gas and Oil Capital Expenditures:
Unproved property acquisitions	$69,444	$40,695
Total natural gas and oil properties acquisitions	$69,444	$40,695
Exploration and Development:
Development leasehold	$3,938	$8,743
Exploratory drilling and completion	106,456	29,690
Development drilling and completion	145,793	280,176
Other development costs	37	6,097
Total exploration and development capital expenditures	$256,224	$324,706

(1)
Included in gain (loss) from derivative financial instruments in operating results.
(2)
Excludes stock-based compensation.

COMSTOCK RESOURCES, INC.

NON-GAAP FINANCIAL MEASURES

(In thousands, except per share amounts)

	Three Months Ended March 31,
	2024	2023
ADJUSTED NET INCOME:
Net income (loss)	$(14,474)	$134,503
Unrealized (gain) loss from derivative financial instruments	8,688	(56,026)
Exploration expense	—	1,775
Gain on sale of assets	—	(773)
Adjustment to income taxes	(2,752)	12,528
Adjusted net income (loss)	$(8,538)	$92,007

Adjusted net income (loss) per share (2)	$(0.03)	$0.33
Diluted shares outstanding	277,962	276,551

ADJUSTED EBITDAX:
Net income (loss)	$(14,474)	$134,503
Interest expense	49,557	38,270
Income taxes	(8,292)	39,716
Depreciation, depletion, and amortization	190,689	133,983
Exploration	—	1,775
Unrealized (gain) loss from derivative financial instruments	8,688	(56,026)
Stock-based compensation	3,415	2,046
Gain on sale of assets	—	(773)
Total Adjusted EBITDAX (3)	$229,583	$293,494

(1)
Adjusted net income (loss) is presented because of its acceptance by investors and by Comstock management as an indicator of the Company's profitability excluding non-cash unrealized gains and losses on derivative financial instruments, gains and losses on sales of assets and other unusual items.
(2)
Adjusted net income (loss) per share is calculated to include the dilutive effects of unvested restricted stock pursuant to the two-class method and performance stock units and preferred stock pursuant to the treasury stock method.
(3)
Adjusted EBITDAX is presented in the earnings release because management believes that adjusted EBITDAX, which represents Comstock's results from operations before interest, income taxes, and certain non-cash items, including depreciation, depletion and amortization, unrealized gains and losses on derivative financial instruments and exploration expense, is a common alternative measure of operating performance used by certain investors and financial analysts.

COMSTOCK RESOURCES, INC.

NON-GAAP FINANCIAL MEASURES

(In thousands)

	Three Months Ended March 31,
	2024	2023
OPERATING CASH FLOW (1):
Net income (loss)	$(14,474)	$134,503
Reconciling items:
Unrealized (gain) loss from derivative financial instruments	8,688	(56,026)
Deferred income taxes	(8,287)	39,180
Depreciation, depletion and amortization	190,689	133,983
Amortization of debt discount and issuance costs	1,984	1,997
Stock-based compensation	3,415	2,046
Gain on sale of assets	—	(773)
Operating cash flow	$182,015	$254,910
Decrease in accounts receivable	99,418	255,992
(Increase) decrease in other current assets	5,576	(1,514)
Decrease in accounts payable and accrued expenses	(115,470)	(123,024)
Net cash provided by operating activities	$171,539	$386,364

	Three Months Ended March 31,
	2024	2023
FREE CASH FLOW (DEFICIT)(2):
Operating cash flow	$182,015	$254,910
Less:
Exploration and development capital expenditures	(256,224)	(324,706)
Midstream capital expenditures	(5,298)	(4,187)
Other capital expenditures	(29)	(356)
Contributions from midstream partner	6,000	—
Free cash deficit from operations	$(73,536)	$(74,339)
Acquisitions	(69,444)	(40,695)
Proceeds from divestitures	—	130
Free cash deficit after acquisition and divestiture activity	$(142,980)	$(114,904)

(1)
Operating cash flow is presented in the earnings release because management believes it to be useful to investors as a common alternative measure of cash flows which excludes changes to other working capital accounts.
(2)
Free cash flow (deficit) from operations and free cash flow (deficit) after acquisition and divestiture activity are presented in the earnings release because management believes them to be useful indicators of the Company's ability to internally fund acquisitions and debt maturities after exploration and development capital expenditures, midstream and other capital expenditures, contributions from its midstream partner, proved and unproved property acquisitions, and proceeds from divestiture of natural gas and oil properties.

COMSTOCK RESOURCES, INC.

CONSOLIDATED BALANCE SHEETS

(In thousands)

	March 31, 2024	December 31, 2023
ASSETS
Cash and cash equivalents	$6,420	$16,669
Accounts receivable	132,012	231,430
Derivative financial instruments	141,821	126,775
Other current assets	77,811	86,619
Total current assets	358,064	461,493
Property and equipment, net	5,525,553	5,384,771
Goodwill	335,897	335,897
Operating lease right-of-use assets	97,728	71,462
	$6,317,242	$6,253,623

LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable	$440,956	$523,260
Accrued costs	80,863	134,466
Operating leases	34,199	23,765
Total current liabilities	556,018	681,491
Long-term debt	2,702,375	2,640,391
Deferred income taxes	461,748	470,035
Derivative financial instruments	23,734	—
Long-term operating leases	63,536	47,742
Asset retirement obligation	31,249	30,773
Total liabilities	3,838,660	3,870,432
Stockholders' Equity:
Common stock	146,101	139,214
Additional paid-in capital	1,357,908	1,260,930
Accumulated earnings	941,949	958,270
Total stockholders' equity attributable to Comstock	2,445,958	2,358,414
Noncontrolling interest	32,624	24,777
Total stockholders' equity	2,478,582	2,383,191
	$6,317,242	$6,253,623